Exhibit 10.7

CONFIDENTIALITY, NON-INTERFERENCE, AND INVENTION ASSIGNMENT AGREEMENT

As a condition of receiving an equity award from First Advantage Corporation, a Delaware corporation (the “Company”), and in consideration of my continued employment or service with the Company Group (as defined below), I agree to the terms and conditions of this Confidentiality, Non-Interference, and Invention Assignment Agreement (the “Restrictive Covenant Agreement”), dated [_____], 2021.

Section 1. Definitions.

For purposes of this Restrictive Covenant Agreement:

(a) “Business Relation” means any current or prospective partner, client, customer, licensee, supplier, or other business relation of any member of the Company Group, or any such relation that was a client, customer, licensee or other business relation within the prior six (6) month period, in each case, with whom I transacted business or whose identity became known to me in connection with my employment or service with the Company Group.

(b) “Company Group” means, collectively, the Company and its Subsidiaries.

(c) “Competitive Business” means the business conducted by the Company Group as of the Termination Date, as such business may be extended or expanded in accordance with a proposal to so extend or expand as to which any steps were taken prior to such date.

(d) “Interfering Activities” means (i) recruiting, encouraging, soliciting, or inducing, or in any manner attempting to recruit, encourage, solicit, or induce, any Person employed by, or providing consulting services to, any member of the Company Group to terminate such Person’s employment with or services to (or in the case of a consultant, materially reducing such services to) the Company Group, (ii) hiring any individual who was employed by the Company Group within the six (6) month period prior to the date of such hiring, or (iii) encouraging, soliciting, or inducing, or in any manner attempting to encourage, solicit, or induce, any Business Relation to cease doing business with or reduce the amount of business conducted with the Company Group, or in any way interfering with the relationship between any such Business Relation and the Company Group.

(e) “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust (charitable or non-charitable), unincorporated organization, or other form of business entity.

(f) “Post-Termination Restricted Period” means the period commencing on the Termination Date and ending on the [twenty-four (24) month] anniversary of the Termination Date.

(g) “Subsidiary” means, with respect to any specified Person: (i) any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of such entity’s voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (ii) any partnership (or any comparable foreign entity) (A) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(h) “Termination” means the termination of my employment or service, as applicable, with the Company Group for any reason (including death).

(i) “Termination Date” means the effective date of Termination.

Section 2. Confidential Information.

(a) Company Group Information. I acknowledge that, during the course of my employment or service with the Company Group, I will have access to information about the Company Group and that my employment or service with the Company Group shall bring me into close contact with confidential and proprietary information of the Company Group. In recognition of the foregoing, I agree, at all times during the term of my employment or service with the Company Group and thereafter, to hold in confidence, and not to use, except for the benefit of the Company Group, or to disclose to any Person without written authorization of the Company, any Confidential Information that I obtain or create. I further agree not to make copies of such Confidential Information except as authorized by the Company. I understand that “Confidential Information” means information that the Company Group has or will develop, acquire, create, compile, discover, or own, that has value in or to the business of the Company Group that is not generally known and that the Company Group wishes to maintain as confidential. I understand that Confidential Information includes, but is not limited to, any and all non-public information that relates to the actual or anticipated business and/or products, research, or development of the Company Group, or to the Company Group’s technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company Group’s products or services and markets, customer lists, and customers (including, but not limited to, customers of the Company Group on whom I called or with whom I may become acquainted during the term of my employment or service), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company Group either directly or indirectly in writing, orally, or by drawings or inspection of premises, parts, equipment, or other property of the Company Group. Notwithstanding the foregoing, Confidential Information shall not include any of the foregoing items that have become publicly and widely known through no unauthorized disclosure by me or others who were under confidentiality obligations as to the item or items involved.

(b) Former Employer Information. I represent that my performance of my duties and responsibilities as an employee or service provider of the Company Group has not breached and will not breach any agreement to keep in confidence proprietary information, knowledge, or data acquired by me in confidence or trust prior or subsequent to the commencement of my employment or service with the Company Group, and I will not disclose to any member of the Company Group, or induce any member of the Company Group to use, any developments, or confidential or proprietary information or material I may have obtained in connection with employment with any prior employer or service recipient in violation of a confidentiality agreement, nondisclosure agreement, or similar agreement with such prior employer or service recipient.

(c) Permitted Disclosure. Nothing in this Restrictive Covenant Agreement shall prohibit or impede me from communicating, cooperating or filing a complaint with any federal, state or local governmental or law enforcement branch, agency or entity (collectively, a “Governmental Entity”) with respect to possible violations of any U.S. federal, state or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation; provided that in each case such communications and disclosures are consistent with applicable law. I understand and acknowledge that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. I understand and acknowledge further that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order. Notwithstanding the foregoing, under no circumstance will I be authorized to disclose any information covered by attorney-client privilege or attorney work product of any member of the Company Group without prior written consent of the Company’s [Corporate Secretary] or other individual designated by the Company.

Section 3. Intellectual Property.

(a) Assignment of Rights. If I create, invent, design, develop, contribute to or improve any works of authorship, inventions, intellectual property, materials, documents or other work product (including, without limitation, research, reports, software, databases, systems, applications, presentations, textual works, content or audiovisual materials) (“Works”), either alone or with third parties, at any time during my employment or service with the Company Group and within the scope of my employment or service and/or with the use of any the Company Group resources (“Company Works”), I agree to promptly and fully disclose same to the Company and hereby irrevocably assign, transfer and convey, to the maximum extent permitted by applicable law, all rights and intellectual property rights therein (including rights under patent, industrial property, copyright, trademark, trade secret, unfair competition and related laws) to the Company to the extent ownership of any such rights does not vest originally in the Company.

(b) Maintenance of Records. I agree to keep and maintain adequate and current written records (in the form of notes, sketches, drawings, and any other form or media requested by the Company) of all Company Works. The records will be available to and remain the sole property of the Company Group at all times. I agree not to remove such records from the Company’s place of business except as expressly permitted by Company Group policy, which may, from time to time, be revised at the sole election of the Company Group for the purpose of furthering the business of the Company Group.

(c) Execution of Documents. I agree to take all requested actions and execute all requested documents (including any licenses or assignments required by a government contract) at the Company’s expense (but without further remuneration) to assist the Company in validating, maintaining, protecting, enforcing, perfecting, recording, patenting or registering any of the Company’s rights in the Company Works. If the Company is unable for any other reason to secure my signature on any document for this purpose, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute any documents and to do all other lawfully permitted acts in connection with the foregoing.

Section 4. Restrictions on Interfering.

(a) Non-Solicitation. During the period of my employment or service relationship with the Company and, to the maximum extent permitted by applicable law, during the Post-Termination Restricted Period, I shall not, directly or indirectly for my own account or for the account of any other Person, engage in Interfering Activities.

(b) Non-Competition. During the period of my employment or service relationship with the Company and, to the maximum extent permitted by applicable law, during the Post-Termination Restricted Period, I shall not, directly or indirectly for my own account or for the account of any other Person, own any interest in, manage, control, participate in (whether as an officer, director, manager, employee, partner, equityholder, member, agent, representative or otherwise), consult with, render services for, or in any other manner engage in any Competitive Business anywhere in which the Company Group is engaging in the business as of the Termination Date; provided, that nothing herein shall prohibit me from being, directly or indirectly, a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded so long as I do not have any active participation in the business of such corporation.

(c) Non-Disparagement. I agree that, other than with regard to employees in the good faith performance of my duties with the Company while employed by or providing services to the Company, during the period of my employment or service with the Company, and at all times thereafter, I will not make any disparaging or defamatory comments regarding any member of the Company Group or their respective current or former directors, officers, or employees in any respect. However, my obligations under this Section 4(c) shall not apply to disclosures required by applicable law, regulation, or order of a court or Governmental Entity or as are reasonably necessary to enforce my rights under any agreement with the Company Group. The obligations under this Section 4(c) shall not prevent me from testifying or responding truthfully to any request for discovery or testimony in any judicial or quasi-judicial proceeding or any governmental inquiry, investigation or other proceeding.

Section 5. Returning Company Group Documents.

I agree that, at the time of my Termination for any reason, I will deliver to the Company (and will not keep in my possession, recreate, or deliver to anyone else) any and all Confidential Information and all other documents, materials, information, and property developed by me pursuant to my employment or service or otherwise belonging to the Company Group. I agree further that any property situated on the Company Group’s premises and owned by any member of the Company Group, including disks and other storage media, filing cabinets, and other work areas, is subject to inspection by personnel of any member of the Company Group at any time with or without notice.

Section 6. Disclosure of Agreement.

As long as it remains in effect, I will disclose the existence of this Restrictive Covenant Agreement to any prospective employer, partner, co-venturer, investor, or lender prior to entering into an employment, consulting, partnership, or other business relationship with such person or entity.

Section 7. Reasonableness of Restrictions.

I acknowledge and recognize the highly competitive nature of the Company’s business, that access to Confidential Information renders me special and unique within the Company’s industry, and that I will have the opportunity to develop substantial relationships with existing and prospective clients, accounts, customers, consultants, contractors, investors, and strategic partners of the Company Group during the course of and as a result of my employment or service with the Company Group. In light of the foregoing, I recognize and acknowledge that the restrictions and limitations set forth in this Restrictive Covenant Agreement are reasonable and valid in geographical and temporal scope and in all other respects and are essential to protect the value of the business and assets of the Company Group. I further acknowledge that the restrictions and limitations set forth in this agreement will not materially interfere with my ability to earn a living following my Termination and that my ability to earn a livelihood without violating such restrictions is a material condition to my employment or service with the Company Group.

Section 8. Independence; Severability; Blue Pencil.

Each of the rights enumerated in this Restrictive Covenant Agreement shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the Company Group at law or in equity. If any of the provisions of this agreement or any part of any of them is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of this Restrictive Covenant Agreement, which shall be given full effect without regard to the invalid portions. If any of the covenants contained herein are held to be invalid or unenforceable because of the duration of such provisions or the area or scope covered thereby, I agree that the court making such determination shall have the power to reduce the duration, scope, and/or area of such provision to the maximum and/or broadest duration, scope, and/or area permissible by law, and in its reduced form said provision shall then be enforceable.

Section 9. Injunctive Relief.

I expressly acknowledge that any breach or threatened breach of any of the terms and/or conditions set forth in this Restrictive Covenant Agreement may result in substantial, continuing, and irreparable injury to the Company Group. Therefore, I hereby agree that, in addition to any other remedy that may be available to the Company Group, any member of the Company Group shall be entitled to seek injunctive relief, specific performance, or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of this Restrictive Covenant Agreement without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach. Notwithstanding any other provision to the contrary, I acknowledge and agree that the Post-Termination Restricted Period shall be tolled during any period of violation of any of the covenants in Section 4(a) and during any other period required for litigation during which any member of the Company Group seeks to enforce such covenants against me if it is ultimately determined that I was in breach of such covenants.

Section 10. Cooperation.

I agree that, following my Termination, I will continue to provide reasonable cooperation to any member of the Company Group and its respective counsel in connection with any investigation, administrative proceeding, or litigation relating to any matter that occurred during my employment or service in which I was involved or of which I have knowledge. As a condition of such cooperation, the Company shall reimburse me for reasonable out-of-pocket expenses incurred at the request of the Company with respect to my compliance with this Section 10. I also agree that, in the event I am subpoenaed by any person or entity (including, but not limited to, any government agency) to give testimony or provide documents (in a deposition, court proceeding, or otherwise), that in any way relates to my employment or service with the Company Group, I will give prompt notice of such request to the Company and will make no disclosure until any member of the Company Group has had a reasonable opportunity to contest the right of the requesting person or entity to such disclosure.

Section 11. General Provisions.

(a) Governing Law; Waiver of Jury Trial. THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE OF THIS RESTRICTIVE COVENANT AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTION OF THIS RESTRICTIVE COVENANT AGREEMENT, I HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS RESTRICTIVE COVENANT AGREEMENT.

(b) Entire Agreement. This Restrictive Covenant Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between me and the Company; provided, that, the restrictive covenants contained in this Restrictive Covenant Agreement are in addition to, and not in lieu of, any other restrictive covenants between me and any member of the Company Group. No modification or amendment to this Restrictive

Covenant Agreement, nor any waiver of any rights under this Restrictive Covenant Agreement, will be effective unless in writing signed by the party to be charged.

(c) No Right of Continued Employment or Engagement. I acknowledge and agree that nothing contained herein shall be construed as granting me any right to continued employment or engagement by the Company Group, and the right of the Company Group to terminate my employment or engagement at any time and for any reason, with or without cause, is specifically reserved.

(d) Successors and Assigns. This Restrictive Covenant Agreement will be binding upon my heirs, executors, administrators, and other legal representatives and will be for the benefit of the Company, its successors, and its assigns. I expressly acknowledge and agree that this Restrictive Covenant Agreement may be assigned by the Company without my consent to any other member of the Company Group as well as any purchaser of all or substantially all of the assets or stock of the Company, whether by purchase, merger, or other similar corporate transaction.

(e) Survival. The provisions of this Restrictive Covenant Agreement shall survive my Termination and/or the assignment of this Restrictive Covenant Agreement by the Company to any successor in interest or other assignee.

[Signature Pages Follow]

I, [______], have executed this Confidentiality, Non-Interference, and Invention Assignment Agreement on the respective date set forth below:

Date:
[______]

FIRST ADVANTAGE CORPORATION

Date:
By:
Title: